Exhibit 99.1

For Further Information Contact:

Tony Deasey Celsion Corporation 410-290-5390 tony@celsion.com	General Info: Marilynn Meek Financial Relations Board 212-827-3773 mmeek@financialrelationsboard.com Investor Info: Susan Garland 212-827-3775 sgarland@financialrelationsboard.com

CELSION TO HOLD A CONFERENCE CALL ON

FRIDAY, APRIL 20, 2007 TO DISCUSS PROPOSED SALE OF

PROLIEVE ® ASSETS AND OTHER PROPOSALS FOR 2007

ANNUAL MEETING OF STOCKHOLDERS

Columbia, MD – April 18, 2007: CELSION CORPORATION (AMEX: CLN) announced today that it would hold a conference call at 11:00 a.m., Eastern Time, on Friday, April 20, 2007. Management will discuss the proposed sale of Celsion’s Prolieve assets to Boston Scientific Corporation and certain other proposals to be presented at the 2007 annual meeting of stockholders. To participate in the call, interested parties can dial 877-604-2080 (Domestic) or 706-902-1383 (International), access code: 6305383 to register ten minutes before the call is scheduled to begin.

The call will be archived for replay April 20, 2007 at 2:00 p.m. until April 22, 2007. The replay can be accessed at 800-642-1687 or 706-645-9291, access code: 6305383. The call will also be available on the Company’s website, http://www.celsion.com for 90 days after 2:00 p.m. on April 20, 2007.

Additional Information about the Asset Sale and Where to Find It

In connection with the proposed asset sale and other proposals for the annual meeting of stockholders, Celsion is filing a proxy statement with the Securities and Exchange Commission soliciting the vote of its stockholders regarding the proposed asset sale and other proposals. Investors and security holders are urged to read the proxy statement because it will contain important information about the asset sale and other proposals. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by Celsion with the Securities and Exchange Commission at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge from Celsion by directing such request to the company at 10220-L Old Columbia Road, Columbia, Maryland 21046, Attention: Tony Deasey. Investors and security holders are urged to read the proxy statement and other relevant material when they become available before making any voting decisions with respect to the asset sale and other proposals.

Celsion and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Celsion in connection with the asset sale and other proposals. Information about Celsion and its respective directors and executive officers is set forth in the proxy statement and in its Annual Reports on Form 10-K, which can be found at www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

About Celsion: Celsion is dedicated to the development and commercialization of oncology drugs including tumor-targeting treatments using focused heat energy in combination with heat activated drug delivery systems.

Celsion has research, license or commercialization agreements with leading institutions such as the National Institutes of Health, Duke University Medical Center, Massachusetts Institute of Technology, Harbor UCLA Medical Center, Montefiore Medical Center and Memorial Sloan-Kettering Cancer Center in New York City, Roswell Park Cancer Institute in Buffalo, New York, and Duke University.

Celsion has also developed a microwave based system, the Prolieve Thermodilatation® system, for the treatment of benign prostatic hyperplasia which is marketed in the United States under an exclusive distribution agreement with Boston Scientific Corporation. For more information on Celsion, visit our website: http://www.celsion.com.

Celsion wishes to inform readers that forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, unforeseen changes in the course of research and development activities and in clinical trials by others; possible acquisitions of other technologies, assets or businesses; possible actions by customers, suppliers, competitors, regulatory authorities; and other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

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